Registration No. 2-79399


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                        Post-Effective Amendment No. 4 to
                                    FORM S-8

                             Registration Statement

                        Under the Securities Act of 1933

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                             DANIEL INDUSTRIES, INC.
       DANIEL INDUSTRIES, INC. EMPLOYEES' PROFIT SHARING AND SAVINGS PLAN
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             (Exact name of registrant as specified in its charter)

           DELAWARE                                     74-1547355
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

     9753 Pine Lake Drive
       Houston, Texas                                      77055
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(Address of Principal                                   (Zip Code)
Executive Offices)

       DANIEL INDUSTRIES, INC. EMPLOYEES' PROFIT SHARING AND SAVINGS PLAN
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                            (Full title of the plan)

                                 Harley M. Smith
                               Assistant Secretary
                             Daniel Industries, Inc.
                            c/o Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
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                     (Name and address of agent for service)

                                 (314) 553-2431
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          (Telephone number, including area code, of agent for service)

         The Registrant registered $7,200,000 of interests in the Plan and 732,738 shares of Common Stock which were offered to eligible employees of the Registrant pursuant to the Daniel Industries, Inc. Employees' Profit Sharing and Savings Plan. Daniel Industries, Inc. is now a wholly-owned subsidiary of Emerson Electric Co., and Daniel Industries Common Stock is no longer offered as an investment option; therefore, the Registrant removes from registration all interests in the Plan and shares of Common Stock not sold pursuant to the Plan.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on March 29, 2000.

                                              DANIEL INDUSTRIES, INC.


                                              By:      /s/ Harley M. Smith
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                                                   Harley M. Smith
                                                   Assistant Secretary

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on March 29, 2000.

                                              DANIEL INDUSTRIES, INC. EMPLOYEES'
                                              PROFIT SHARING AND SAVINGS PLAN


                                              By:      /s/ Harley M. Smith
                                                  ------------------------------
                                                    Harley M. Smith
                                                    Assistant Secretary









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